POWER OF ATTORNEY
       Know all by these presents, that the undersigned
hereby constitutes and appoints James A. Barnes, signing
 singly, the undersigned's true and lawful attorney-in-fact
 to:
.. 1)	execute for and on behalf of the undersigned,
in the undersigned's capacity as an officer, director
or beneficial owner of more than ten percent of any
registered class of the securities of PARAMETRIC SOUND
CORPORATION (the Company), or one or more of its
subsidiaries, SEC Form ID - Uniform Application for
 Access Codes to File On EDGAR;
.. 2)	execute for and on behalf of the undersigned,
 in the undersigned's capacity as an officer, director
 or beneficial owner of more than ten percent of any
 registered class of the securities of the Company,
Forms 3, 4 and 5 in accordance with Section 16(a)
of the Securities Exchange Act of 1934 and the rules
 thereunder;
.. 3)	do and perform any and all acts for and on
behalf of the undersigned which may be necessary or
desirable to complete and execute any such Form ID or
 Form 3, 4 or 5 and file such form with the United
States Securities and Exchange Commission and any
stock exchange or similar authority; and
.. 4)	take any other action of any type whatsoever
in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the undersigned.
       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
       This Power of Attorney shall remain in
 full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
       IN WITNESS WHEREOF, the undersigned
has caused this Power of Attorney to be executed as of this 27th day of September 2010.


/s/ DANIEL HUNTER

Daniel Hunter